As filed with the Securities and Exchange Commission on April 30, 1997.

                                                     Registration No. 333-12035
_______________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             _____________________


         AMENDMENT NUMBER TWO TO THE REGISTRATION STATEMENT ON FORM S-3

                                     Under

                           THE SECURITIES ACT OF 1933

                      SPATIALIZER AUDIO LABORATORIES, INC.

             (Exact name of registrant as specified in its charter)

                     Delaware                                     3698                                95-4484725
             ------------------------                  ---------------------------------          ----------------
             (State or other jurisdiction of           (Primary Standard Industrial               (I.R.S. Employer
             incorporation or                          Classification Code Number)                 Identification No.)
             organization)


                       20700 Ventura Boulevard, Suite 134
                       Woodland Hills, California  91364
                                 (818) 227-3370
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Steven D. Gershick, Chief Executive Officer and President
                      Spatializer Audio Laboratories, Inc.
                       20700 Ventura Boulevard, Suite 134
                       Woodland Hills, California  91364
                                 (818) 227-3370
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Margaret G. Graf, Esq.
                  Brand Farrar Dziubla Freilich & Kolstad, LLP
                      515 South Flower Street, Suite 3500
                       Los Angeles, California 90071-2201
                                 (213) 228-0288
                          Direct Dial: (213) 426-6260

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                        CALCULATION OF REGISTRATION FEE

  Title of Each Class of       Amount to be           Proposed Maximum          Proposed Maximum            Amount of
     Securities to be         Registered (1)         Offering Price Per        Aggregate Offering       Registration Fee
        Registered                                         Share                      Price                    (2)
------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par
     value per share             5,924,707                   (2)                       (2)                   $6,638

(1) This Registration Statement relates to the resale of 4,082,907 shares of Common Stock issued prior to the filing date hereof and the resale of up to 1,841,800 shares of Common Stock issuable on the exercise of currently outstanding Options and Warrants.

(2) Pursuant to Rule 457(c), the fee calculation is based on the average of the high and low prices of the Registrant's Shares on the Small Capital Company listings of the National Association of Securities Dealers Automated Quotation system on April 21, 1997. The Registrant paid fees of $6,093 on 4,416,907 shares offered in the Registration Statement on Form S-3 which was originally filed on September 13, 1996 (calculated based a proposed maximum offering price per share of $4.00, the average of the high and low prices of the Registrant's shares on the Small Capital Company listings of the National Association of Securities Dealers Automated Quotation system on August 16, 1996) of which 4,269,907 shares were offered in Amendment Number One to the Registration Statement on Form S-3 which was effective on November 15,1996. Therefore, with this Amendment Number Two, the Registration Fee is an additional $545 (calculated based on the additional number of shares to be registered, 5,924,707-4,269,907= 1,654,800 shares at a proposed maximum offering price per share of $0.95) .


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

    PURPOSE OF AMENDMENT AND STATEMENT REGARDING DOCUMENTS INCORPORATED BY
                                   REFERENCE


This Amendment Number Two is filed as an amendment to a prior Registration Statement on Form S-3 (Registration no.333-12035 originally filed on September 13, 1996 and amended by Amendment Number One filed on November 15, 1996) and incorporates by reference the Registrant's Registration Statement on Form S-3. This Amendment Number Two has been filed to restate and modify the list of Selling Stockholders to add (i) persons who acquired shares of Common Stock in a private placement dated March 7, 1997, (ii) certain persons who have acquired Common Stock on exercise of related warrants, and (iii) shares of Common Stock held by persons who did not elect to be listed as Selling Stockholders when the Registration Statement was filed. All filings with the Securities and Exchange Commission subsequent to the November 15, 1996 Form S-3 filing are Incorporated by Reference, except that the list of Selling Stockholders is amended as set forth herein.

                              SELLING STOCKHOLDERS

                 The shares of Common Stock offered hereunder are to be offered for sale, from time to time, by persons acquiring them in private placements since the Domestication Transaction or who have or may acquire the shares on exercise, from time to time, of Warrants or Options held by them.

                 The following tables set forth the names and addresses of each of the Listed Selling Stockholders (other than officers and directors), indicates their relationship to the Company or its predecessors and specifies security ownership at March 31, 1997 before and after giving effect to the sale of common stock registered hereunder.



                                                                                                                    PERCENTAGE
                                                                                                                    OWNERSHIP
                                                                                           SECURITIES TO BE         AFTER
                                                                        PERCENTAGE         RETAINED, IF ALL         OFFERING, IF ALL
                                                                         OWNERSHIP         REGISTERED               REGISTERED
 NAME AND                 CATEGORY OF SHARES            SHARES             BEFORE          SECURITIES ARE           SECURITIES ARE
 RELATIONSHIP             BENEFICIALLY OWNED (1)        OFFERED           OFFERING (2)     SOLD                     SOLD (2)
-----------------------------------------------------------------------------------------------------------------------------------
 Carlo Civelli            Shares -        2,430,078      187,500                           2,242,578
 Director (3)             Escrow -        1,390,880            0                           1,390,880
                          Warrants -              0            0                                   0
                          Option -          150,000      100,000                              50,000
                          Total  -        3,970,958      287,500             17.2          3,683,458                16.0


 Stephen W. Desper        Shares -            5,369                                            5,369
 Director                 Escrow -        1,929,676                                        1,929,676
                          Option -           73,800       23,800                              50,000
                          Total  -        2,008,845                          8.7           1,985,045                 8.6


 David Foster             Shares -           52,500                                           52,500
 Director                 Escrow -          100,000                                          100,000
                          Option -          150,000      100,000                              50,000
                          Total  -          302,500                          1.3             202,500                 *

 Steven D. Gershick        Shares -                  0                                               0
 Director,                 Escrow -            843,144                                         843,144
 Chief Executive Officer   Option -            183,000      83,000                             100,000
                           Total  -          1,026,144                         4.5             943,144            4.1

 Gerald E. Mullen          Shares -                  0                                               0
                           Escrow -            193,112                                         193,112
                           Option -            100,000     100,000                                   0
                           Total  -            293,112                         1.3             193,112              *

 James D. Pace             Shares -             20,000                                          20,000
 Director                  Escrow -            126,997                                         126,997
                           Option -            130,000      80,000                              50,000
                           Total  -            276,997                         1.2             196,997              *

 William E. Whitlock       Shares -                  0                                               0
                           Escrow -            157,495                                         157,495
                           Option -             22,000      22,000                                   0
                           Total  -            179,495                          *              157,495              *

 Jeffrey C. Evans          Shares -             20,000                                          20,000
                           Escrow -             84,497                                          84,497
                           Option -             30,000      30,000                                   0
                           Total  -            134,497                          *              104,497              *

 Wendy M. Guerrero          Shares -              9,500                                           9,500
                            Escrow -             50,000                                          50,000
                            Option -             32,500          20,000                          12,500
                            Total  -             92,000                          *               72,000              *

 William N. Craft           Shares -                  0                                               0
                            Escrow -            175,000                                         175,000
                            Option -             35,000          35,000                               0
                            Total  -            210,000                          *              175,000              *

 ABN-AMRO Bank              Shares -            215,000
 Talstrasse 41              Warrant-             12,500
 8022 Zurich                Total  -            227,500         227,500        1.0                 None           None
 Switzerland

 VPB Finanz AG              Shares -              3,000
 Talstrasse 83              Warrant-                  0
 8023 Zurich,               Total  -              3,000           3,000          *                 None           None
 Switzerland

 Verwaltungs-Und            Shares -             38,800
 Privatbank AG              Warrant-             60,000
 Vaduz, Liechtenstein       Total  -             98,800          98,800          *                 None           None

 Union Bank of Switzerland  Shares -             60,000
 8021 Zurich                Warrant-             42,500
 Switzerland                Total  -            102,500         102,500          *                 None           None

 Romofin AG                 Shares -            195,000
 Burglestrasse 6            Warrant-             52,500
 8027 Zurich                Total  -            247,500         247,500        1.1                 None           None
 Switzerland

 Royal Bank of Scotland            Shares -      42,400
 Talstrasse 82                     Warrant-       7,500
 8001 Zurich                       Total -       49,900          49,900           *                  None         None
 Switzerland

 Bank Sarasin & CIE                Shares -     463,000
 Loewenstrasse 11                  Warrants -    44,000
 8001 Zurich                       Total -      507,000         507,000          2.2                 None         None
 Switzerland

 Victoria Finance Ltd.             Shares -      62,500
 Sir Walter Raleigh House          Warrants -         0
 The Esplanada                     Total -       62,500          62,500           *                  None         None
 St. Helier,
 Channel Islands

 Govett American Small Companies   Shares -     187,500
 Trust                             Warrants -         0
 c/o Royal Banking                 Total -      187,500         187,500           *                  None         None
 Canada
 Royal Bank Plaza
 Toronto, Ontario
 CANADA  M5J255

 David Trudeau                     Shares -      27,500
 801 South Main Street             Warrants -         0
 Burbank, CA                       Total -       27,500          27,500           *                  None         None

 ROYTOR                            Shares -      66,750
 Royal Bank Plaza                  Warrants -    12,000
 Toronto, Ontario                  Total -       78,750          78,750           *                  None         None
 CANADA  M5J215

 Brandt Investments                Shares -        106,250
 Royal Trust Tower                 Warrants -            0
 P.O. Box 7500 Stn. A              Total -         106,250         106,250          *                None         None
 Toronto, Ontario
 CANADA  M5W142

 TORBAY                            Shares -        104,750
 5 King Street W.A.                Warrants -        1,500
 6th Floor                         Total -         106,250         106,250          *                None         None
 Toronto, Ontario
 CANADA  M5K1A2

 RBC Dominion Securities           Shares -         90,000
 Commerce Court South              Warrants -            0
 Toronto, Ontario                  Total -          90,000          90,000          *                None         None
 CANADA  M5L1A7

 Yorkton Securities, Inc.          Shares -        360,000
 1000-1055 Dunsmuir St.            Warrants -      177,500
 Vancouver,                        Total -         537,500         537,500         2.3               None         None
 British Columbia
 CANADA  V7X1L4

 Rene Simon                        Shares -        107,567
 Kuttelgasse 4                     Warrants -            0
 8001 Zurich                       Total -         107,567         107,567          *                None         None
 Switzerland

 ML Small Cap Fund                 Shares -         75,000
 1 Place Ville Marie               Warrants -            0
 Suite. 3601                       Total -          75,000          75,000          *                None         None
 Montreal, Quebec
 CANADA  H3B3D2

 COOP BANK BASEL                     Shares -       100,000
 Aerschenplatz 3                     Warrants -      50,000
 8002 Basel                          Total -        150,000         150,000          *                None        None
 Switzerland

 MAERKI BAUMANN                      Shares -        83,500
 & CO., AG                           Warrants -      41,750
 Drekonigstrasse 8                   Total -        125,250         125,250          *                None        None
 8022 Zurich
 Switzerland

 AFFIDA BANK                         Shares -        28,500
 Post Fach 5274                      Warrants -      14,250
 8022 Zurich                         Total -         42,750          42,750          *                None        None
 Switzerland

 EAGLE CAPITAL LTD.                  Shares -       150,000
 Leonhardshalde 21                   Warrants -      75,000
 8025 Zurich,                        Total -        225,000         225,000         1.0               None        None
 Switzerland

 FINSBURY TECHNOLOGY TRUST PLC       Shares -        50,000
 Alderman's House                    Warrants -      25,000
 Alderman's Walk                     Total -         75,000          75,000          *                None        None
 London  ECZM SXR

 HENRY PLATT                         Shares -        45,000
 825 Fifth Avenue                    Warrants -      22,500
 New York, New York                  Total -         67,500          67,500          *                None        None
 10021  USA

 WILLIAM PITT                        Shares -         35,000
 Living Trust                        Warrants -       17,500
 920 Tangier Avenue                  Total -          52,500          52,500           *               None       None
 Palm Beach, Florida
 33480-3518  USA

 A. ALFRED TAUBMAN RESTATED          Shares -         70,000
 REVOCABLE TRUST                     Warrants -       35,000
 200 East Longlake Road              Total -         105,000         105,000           *               None       None
 P.O. Box 200
 Bloomfield Hills, MI
 48303-0200  USA

 MARK BRENNAN                        Shares -          2,443
 c/o Tokenhouse Capital              Warrants -            0
      & Research Inc.                Total -           2,443           2,443           *               None       None
 137 St. Pierre Street
 Suite P-105
 Montreal, Quebec
 CANADA H2Y 3TS

 SCOT LAND                           Shares -          5,947
 7214 - 237th Ave., N.E.             Warrants -            0
 Redmond, Washington 98053           Total -           5,947           5,947           *               None       None

 JONATHON ARMSTRONG                  Shares -        240,000
 220 Bush #660                       Warrants -      120,000
 San Francisco, CA  94104            Total -         360,000         360,000          1.6              None       None
 USA

 CENTRUM BANK AG                     Shares -        370,000
 Heiligkreuz 8, FL-9490              Warrants -      185,000
 Vaduz   Switzerland                 Total -         555,000         555,000          2.4              None       None

 RUSH & CO.                            Shares -         60,000
 New York                              Warrants -       30,000
                                       Total -          90,000        90,000            *              None        None

 EGGER & CO.                           Shares -         40,000
                                       Warrants -       20,000
                                       Total -          60,000        60,000            *              None        None

 HARE & CO.                            Shares -        150,000
 P.O. Box 11203,                       Warrants -       75,000
 New York, New York   10249            Total -         225,000       225,000           1.2             None        None

 MR. ROLAND INDERBIZIN                 Shares -         15,000
 Chliwisstrasse 30                     Warrants -        7,500
 8142 Uitikon, Switzerland             Total -          22,500        22,500            *              None        None

 MR. ROLF ALBRECHT                     Shares -         15,000
 Hoehenstrasse 9                       Warrants -        7,500
 8954 Geroldswil, Switzerland          Total -          22,500        22,500            *              None        None

 CUDD & CO.                            Shares -        185,000
 1 Chase Manhattan Plaza               Warrants -       92,500
 New York, New York    10081           Total -         277,500       277,500           1.2             None        None

 BROWN BROTHERS HARRIMAN & CO.         Shares -         15,000
 Securities Dept., 59 Wall Street      Warrants -        7,500
 New York, New York  10005             Total -          22,500        22,500            *              None        None

 PREFERRED TECHNOLOGY, INC.            Shares -              0
 220 Montgomery St., Suite777          Warrants -       12,000
 San Francisco, CA   94104             Total -          12,000        12,000            *              None        None

LAKE & CO.                              Shares -        30,000
Toronto Securities Services             Warrants -           0
Centre, B-1 Level                       Total -         30,000        30,000            *              None        None
First Canadian Place
Toronto, Ontario M5X 1A1
                                                    ----------    ----------   ----------        ----------  ----------
                                        Totals -    13,637,955     5,924,707        59.2%         7,713,248        33.5%
                                                    ==========    ==========   ==========        ==========  ==========

    _________________

   (1)   Includes Escrowed Performance Shares of Common Stock.

   (2) Denominator includes all shares reserved for issuance on exercise of Options and Warrants.

   (3) Clarion Finanz AG is a non-reporting investment company controlled by Carlo Civelli. Holdings of Mr. Civelli and Clarion Finanz AG are combined, and include all shares of the Company held of record or beneficially by either, and all additional shares over which either currently exercises full or partial control, without duplication through attribution.

*     Denotes less than 1% ownership.

ITEM 14.         EXHIBITS

2.1* Desper-Spatializer Reorganization Agreement dated January 29, 1992. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

2.2*     Arrangement Agreement dated as of March 4, 1994 among
         Spatializer-Yukon, DPI and Spatializer-Delaware. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

3.1* Certificate of Incorporation of Spatializer-Delaware as filed February 28, 1994. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

3.2* Amended and Restated Bylaws of Spatializer-Delaware. (Incorporated by reference to the Registrant's Registration Statement on Form S- 1, Registration No. 33-90532, effective August 21, 1995.)

4.1* Form of Subscription Agreement for August 1994 Private Placement. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

4.2* Form of Subscription Agreement for November 1994 Private Placement. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

4.3* Form of Spatializer-Yukon Incentive Stock Option Agreement. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

4.4* Spatializer-Delaware Incentive Stock Option Plan (1995 Plan). (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

4.5* Performance Share Escrow Agreements dated June 22, 1992 among Montreal Trust Company of Canada, Spatializer-Yukon and certain shareholders with respect to escrow of 2,181,048 common shares of Spatializer-Yukon. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

4.6* Spatializer-Delaware 1996 Incentive Plan (Incorporated by reference to the Registrant's Proxy Statement dated June 25, 1996 and previously filed with the Commission.)

4.7*     Form of Subscription Agreement for 1995 Private Placements.

4.8* Form of Subscription Agreement and Warrant Agreement for March 7, 1997 Private Placement.

4.9*     Modification Agreement for Escrowed Performance Shares.

5.1 Opinion of Brand Farrar Dziubla Freilich & Kolstad, LLP concerning legality of unissued securities subject to registration.

10.1*** License Agreement dated June 29, 1994 between DPI and MEC. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

10.2*** License Agreement dated November 11, 1994 between DPI and ESS. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

10.3* License Agreement dated June 10, 1994 between Joel Cohen and DPI. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

10.4* Real Property Lease for executive offices in Woodland Hills, California (effective April 7, 1995). (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

10.5* Employment Agreement between DPI and Stephen Desper dated December 16, 1991. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

10.6* Employment Agreement between DPI and Steven Gershick dated December 16, 1991. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

10.7* Employment Agreement between MDT and Irwin Zucker dated June 24, 1996. (Incorporated by reference to the Registrant's Report on Form 8-K for the event occurring on June 24, 1996.)

11.1*    Computation of Loss Per Common Share.

21.1*    Schedule of Subsidiaries of the Company.

23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

__________________

*        Previously filed.
**       To be filed by amendment.
*** Portions subject to request for confidential treatment. The confidential portions omitted have been filed separately with the Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective Amendment No. 2 to its Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Los Angeles, State of California on April 28, 1997.
                                         SPATIALIZER AUDIO LABORATORIES, INC.

                                         By:      /s/  Steven D. Gershick
                                            -----------------------------------
                                            Name:  Steven D. Gershick
                                            Title: President and Chief
                                                   Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                                  Title                                 Date
            ---------                                  -----                                 ----
   /s/ Steven D. Gershick                       Director, Chairman of the Board,        April 28, 1997
   ----------------------------                 President and Chief Executive
   Steven D. Gershick                           Officer


                *                               Director, Vice Chairman of the          April 28, 1997
   ----------------------------                 Board
   Stephen W. Desper


   /s/ Kathy Partch                             Acting Chief Financial Officer          April 28, 1997
   ----------------------------
   Kathy Partch


                *                               Director                                April 28,1997
   ----------------------------
   Carlo Civelli


                *                               Director                                April 28, 1997
   ----------------------------
   David Foster


                *                               Director                                April 28, 1997
   ----------------------------
   James D. Pace


                *                               Director                                April 28, 1997
   ----------------------------
   Jerold H. Rubinstein


                *
   ----------------------------                 Director                                April 28, 1997
   Gilbert N. Segel



*By:  /s/ Steven D. Gershick
    ---------------------------
       Steven D. Gershick, Attorney-in-Fact